SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 7, 1996


                    Franklin Select Real Estate Income Fund


            (Exact Name of Registrant as Specified in its Charter)





California                         1-12708                      94-0395938


State or other                     Commission File Number       IRS Employer
jurisdiction of                                                 Identification
incorporation                                                   Number


                    1800 Gateway Drive, San Mateo, CA 94404


             (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (415)312-3000





ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

      On November 2, 1995, the boards of directors of the Company, Franklin Real Estate Income Fund ("FREIF") and Franklin Advantage Real Estate Income Fund ("Advantage"), each of which is a real estate investment trust advised by Franklin Properties, Inc. (the "Advisor"), authorized the execution of an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FREIF and/or Advantage would merge with and into the Company. The boards also authorized the filing of a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "SEC") to solicit the consent of their respective shareholders to the proposed merger at special meetings to be held on May 7, 1996. The Joint Proxy Statement/Prospectus was initially filed with the SEC on November 13, 1995 and it became effective on March 14, 1996.

      At the special meetings held on May 7, 1996, the shareholders of each of the Company, FREIF and Advantage approved the merger and such other actions which are necessary or appropriate to consummate the merger. As of May 7, 1996, each of FREIF and Advantage merged into the Company and ceased to exist as separate corporations. The Company, as the surviving corporation, assumed all of the assets and liabilities of FREIF and Advantage.

      The Company acquires and holds for investment income-producing real estate assets, as did FREIF and Advantage prior to the merger. As a result of the merger, the Company now holds the following properties:



                 PROPERTIES HELD BY THE COMPANY AFTER MERGER


     Property             Location                   Type              Sq. Ft.

The Shores*         Redwood City, CA      Office Complex                 138,546
                                            one three-story bldg.
                                            one one-story bldg.
                                            one five-story bldg.
Data General        Manhattan Beach, CA   Office Building                118,443
                                            one five-story building

Northport**         Fremont, CA           R & D Facility                 144,568
                                            three one-story bldgs.
Mira Loma**         Reno, NV              Shopping Center                 94,026
Glen Cove**         Vallejo, CA           Shopping Center                 66,000

Fairway Center***   Brea, CA              Office Building                146,131
                                          one two-story bldg.
Carmel Mountain***  San Diego, CA         Shopping Center                 44,230



- --------------------

*     Acquired 40% interest from FREIF.  Company now holds 100% ownership interest.
**    Acquired from FREIF.
***   Acquired from Advantage.








ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS (Continued)

      Pursuant to the Merger Agreement, as consideration for the merger, each shareholder of FREIF is entitled to receive 1.286 shares of Series A or Series B Common Stock of the Company, as appropriate, for each share of Series A or Series B Common Stock of FREIF held by such shareholder. Each shareholder of Advantage is entitled to receive 1.2 shares of Series A or Series B Common Stock of the Company, as appropriate, for each share of Series A or Series B Common Stock of Advantage held by such shareholder. No fractional shares will be issued, but instead the shares have been rounded up to the nearest whole share. The conversion ratios were set based on the median closing price of the Series A Common Stock of the Company, FREIF and Advantage during the twenty-five trading days prior to and including November 1, 1995.

      The Company has authorized Chemical Mellon Shareholder Services, L.L.C. to act as exchange agent (the "Exchange Agent") under the Merger Agreement. As soon as reasonably practicable after May 7, 1996, the Exchange Agent will send a transmittal letter to each shareholder of FREIF or Advantage. The transmittal letter will contain instructions with respect to the surrender of certificates representing shares of FREIF or Advantage common stock to be exchanged for shares of common stock of the Company.

      Shareholders representing approximately 635,638 shares of FREIF Series A Common Stock, 4,234 shares of Advantage Series A Common Stock, and 1,077,667 shares of Company Series A Common Stock elected to exercise dissenter's rights pursuant to Chapter 13 of the California General Corporation Law. The Company, as the surviving corporation after the merger, is required to pay the fair market value for such dissenting shares. The Company has offered the dissenting shareholders approximately $8 million as the fair market value for their shares, based on the closing price of Series A common stock of the Company, FREIF and Advantage on November 6, 1995. The shareholders have asserted approximately $12 million as the fair market value. If the Company and any dissenting shareholder cannot agree on the fair market value, either party may file a complaint in the superior court within six months of mailing the notice of merger, asking the court to determine the fair market value of the dissenting shares.

      The Company's source of capital to purchase the dissenting shares will vary depending upon the amount of funds required. The most likely sources are the Company's cash reserves, the liquidation of its marketable securities, or debt financing. At March 31, 1996, on a pro forma, post-merger basis, the cash reserves and marketable securities of the Company totaled approximately $12.4 million, and the assets and liabilities of the Company were approximately $115.3 million and $9 million, respectively.

      The effect of the purchase of dissenting shares on the net income per share or cash distributions per share of the Company will vary depending upon the ultimate determination of the fair market value for such dissenting shares. If the Company liquidates certain marketable securities in order to make payments to dissenting shareholders, it will recognize a one time loss on such sale which may negatively affect its net income per share in the short term. However, the Company will benefit in the long term from the decrease in shares outstanding due to the corresponding reduction in the Company's overall cash distribution payout. Although the Company may be required to borrow funds to satisfy its obligation to dissenting shareholders, it does not expect that this borrowing will have a material adverse effect on the net income per share or cash distribution per share because the cost of capital will be offset or balanced by the reduction in cash distribution payout.

      Shareholders of the Company also approved (i) an amendment to the Articles of Incorporation of the Company to change the name of the Company to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Series B Common Stock of the Company, and (ii) the adoption of second amended and restated bylaws which provide, among other things, that the number of directors on the board of the Company may vary from five to nine.








ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS (Continued)

      Approval of the Merger by the shareholders of FREIF and Advantage included approval of the issuance of a Series B Exchange Right to the Advisor in respect of the shares of Series B Common Stock held by the Advisor in FREIF and Advantage which are being exchanged in the merger for Series B Shares of the Company. This exchange right, which had been previously approved by the shareholders of the Company in respect of the shares of Series B Common Stock held by the Advisor in the Company, grants the Advisor a right to exchange its shares of Series B Common Stock for shares of Series A Common Stock if the Series A Common Stock reaches certain trading levels. Different trading levels have been set with respect to the Series B Common Stock exchanged in the merger for shares of Series B Common Stock of the Company (for former FREIF Series B Shares, $11.33, and for former Advantage Series B Shares, $8.42).

      The Company is, and FREIF and Advantage were, advised by the Advisor. Franklin Resources, Inc. ("Franklin Resources") is the parent corporation of the Advisor. Prior to the Merger, Franklin Resources and its affiliates (including the Advisor) owned approximately 3.5%, 7.6% and 48.7%, respectively, of the outstanding common stock of the Company, FREIF and Advantage. Franklin Resources and its affiliates now hold approximately 18.9% of the outstanding common stock of the Company, assuming that all of the dissenting shares are bought back by the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Pro Forma Financial Statements

            The Pro Forma financial statements of the Company reflecting the merger are listed on the Index to Financial Statements on page 5.

      (b)   Historical Financial Statements

            The historical financial statements of Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund are listed on the Index to Financial Statements on pages 5 and 6.

      (c)   Exhibits

            2.1 Agreement and Plan of Merger among Franklin Select Real Estate Income Fund, Franklin Real Estate Income Fund, Franklin Advantage Real Estate Income Fund, and Franklin Properties, Inc. filed with the Company's Registration Statement on Form S-4 (No. 33-64131) and incorporated herein by reference.



















                        INDEX TO FINANCIAL STATEMENTS


PRO FORMA FINANCIAL STATEMENTS:
                                                                      PAGE

       Unaudited pro forma  balance sheet
        as of March 31, 1996                                            7

       Unaudited pro forma statement of operations
       for the three months ended March 31, 1996                        8

       Unauidted pro forma statement of operations for
       the year ended December 31, 1995                                 9

       Notes to the pro forma financial statements                     10

FRANKLIN REAL ESTATE INCOME FUND

       As included in 1995 Annual Report on Form 10-K

       Report of Independent Accountants                               11

       Balance Sheets as of December 31, 1994 and 1995                 12

       Statement of Operations for the years ended
       December 31, 1993, 1994 and 1995                                13

       Statement of Stockholders' Equity for the years ended
       December 31, 1993, 1994 and 1995                                14

       Statement of Cash Flows for the years ended
       December 31, 1993, 1994 and 1995                                15

       Notes to Financial Statements                                 16 - 21

       As included in March 31, 1996, Quarterly Report on Form
       10-Q

       Balance Sheets as of March 31, 1996,
       and December 31, 1995                                           22

       Statement of Operations for the three-month                      `
       periods ended March 31, 1996, and 1995                          23

       Statement of Stockholders' Equity for the three-month
       period ended March 31, 1996                                     24

       Statement of Cash Flows for the three-month
       periods ended March 31, 1996, and 1995                          25

       Notes to Financial Statements                                 26 - 27










                        INDEX TO FINANCIAL STATEMENTS
                                 (Continued)

                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

       As included in 1995 Annual Report on Form 10-K

       Report of Independent Accountants                               28

       Balance Sheets as of December 31, 1994 and 1995                 29

       Statement of Operations for the years ended
       December 31, 1993, 1994 and 1995                                30

       Statement of Stockholders' Equity for the years ended
       December 31, 1993, 1994 and 1995                                31

       Statement of Cash Flows for the years ended
       December 31, 1993, 1994 and 1995                                32

       Notes to Financial Statements                                 33 - 39

       As included in March 31, 1996, Quarterly Report on Form
       10-Q

       Balance Sheets as of March 31, 1996,
       and December 31, 1995                                           40

       Statement of Operations for the three-month                      `
       periods ended March 31, 1996, and 1995                          41

       Statement of Stockholders' Equity for the three-month
       period ended March 31, 1996                                     42

       Statement of Cash Flows for the three-month
       periods ended March 31, 1996, and 1995                          43

       Notes to Financial Statements                                 44 - 45






                           PRO FORMA BALANCE SHEET
                                MARCH 31, 1996
                                  (IN 000'S)
                                 (UNAUDITED)

                                                        Combined                 Proforma
                            The                        Historical   Pro Forma      The
                          Company   FREIF   Advantage     Total    Adjustments   Company

ASSETS
Rental property:
 Land                         $9,686  $10,326   $10,937    $30,949                 $30,949
 Buildings and                33,462   29,712    20,070     83,244                  83,244
 improvements
                              ------   ------    ------     ------                  ------
                              43,148   40,038    31,007    114,193                 114,193
 Less accumulated              7,285    5,772     2,123     15,181                  15,181
 depreciation
                               -----    -----     -----     ------                  ------
                              35,863   34,266    28,883     99,012                  99,012
Cash and cash equivalents      3,375    1,377       866      5,618                   5,618
Mortgage-backed
securities,                    4,954      477     1,378      6,809                   6,809
  available for sale
Deferred rent receivable         968      761       229      1,958                   1,958
Other assets, net of
accumulated                      663      775       440      1,878       ______      1,878
amortization
                                 ---      ---       ---      -----                   -----
   Total assets              $45,823  $37,656   $31,796   $115,275  $      -      $115,275
                             =======  =======   =======   ========  ===========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Note and bonds payable            $0   $1,926    $4,721     $6,647                  $6,647
Tenants' deposits and
other                            327      315       234        876                     876
  liabilities
Dividends payable                592      500       429      1,521                   1,521
Advance rents                      9        0        46         55                      55
                                   -        -        --         --                      --
 Total liabilities               928    2,741     5,430      9,099                   9,099
                                 ---    -----     -----      -----                   -----
Dissenting shareholders'           0        0         0          0     7,964(A)      7,964
interests
                                   -        -         -          -     --------      -----
Stockholders' equity          44,895   34,915    26,366    106,176   (7,964)(A)     98,212
                              ------   ------    ------    -------   ----------     ------
Total liabilities and        $45,823  $37,656   $31,796   $115,275  $      -      $115,275
stockholders' equity
                             =======  =======   =======   ========  ===========   ========

                 See Notes to Pro Forma Financial Statements.














                      PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1996
                     (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                                         Combined                 Proforma
                             The                        Historical    Pro Forma      The
                           Company    FREIF  Advantage     Total     Adjustments   Company

Revenue:
     Rent                   $1,154   $1,107    $1,024   $3,285                       $3,285
     Interest and              127       25        37      189    ____                  189
     dividends
                               ---       --        --      ---                          ---
          Total revenue      1,281    1,132     1,061    3,474    ____                3,474
                             -----    -----     -----    -----                        -----
Expenses:
     Interest                    0       48       113      161                          161
     Depreciation and          378      274       173      825                          825
     amortization
     Property operations       312      265       253      830                          830
     General and                96       47        50      193                          193
     administrative
     Related party             115       51        84      250       55    (B)          305
     Consolidation             176      168       118      462     ____                 462
     expense

                               ---      ---       ---      ---                          ---
          Total expenses     1,077      853       791    2,721       55               2,776
                             -----      ---       ---    -----       --               -----
          Net income          $204     $279      $270     $753    $(55)                $698
                              ====     ====      ====     ====    =====                ====

Net income per share         $0.04    $0.07     $0.09                                 $0.05
                             =====    =====     =====                                 =====
Weighted average shares
of
  Series A common            5,383    4,000     3,014                                14,143
  stock outstanding
                             =====    =====     =====                                ======


                 See Notes to Pro Forma Financial Statements.





















                      PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                                       Combined                 Proforma
                           The                        Historical   Pro Forma      The
                         Company   FREIF   Advantage     Total    Adjustments   Company
   Revenue:

      Rent                 $4,511   $4,613     $4,259     $13,383                 $13,383
      Interest and            494       85        139         718                     718
   dividends
        Other                   0       10          0          10     ____             10
                                -       --          -          --                      --
       Total revenue        5,005    4,708      4,398      14,111     ____         14,111
                            -----    -----      -----      ------                  ------

   Expenses:
        Interest                0      205        474         679                     679
        Depreciation        1,495    1,141        699       3,335                   3,335
   and amortization
        Property            1,404    1,225      1,076       3,705                   3,705
   operations
        General and           204      173        129         506                     506
   administrative
        Related party         444      222        364       1,030       220   (B)   1,250
        Consolidation         150      143        101         394      ____           394
   expense
                              ---      ---        ---         ---                     ---
        Total expenses      3,697    3,109      2,843       9,649       220         9,869
                            -----    -----      -----       -----       ---         -----
        Net income         $1,308   $1,599     $1,555      $4,462    $(220)        $4,242
                           ======   ======     ======      ======    ======        ======

   Net income per share     $0.24    $0.40      $0.52                               $0.30
                            =====    =====      =====                               =====
   Weighted average
   shares of
     Series A common        5,353    4,000      3,014                              14,143
     stock outstanding
                            =====    =====      =====                              ======


                 See Notes to Pro Forma Financial Statements.


















                 NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                     (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

1.    BASIS OF PRESENTATION:

      Effective May 7, 1996, Franklin Real Estate Income Fund ( "FREIF" ) and Franklin Advantage Real Estate Income Fund ( "Advantage" ) merged into the Company. In connection with the Merger, the Company issued approximately 7,937,000 shares of Series A common stock and 559,718 shares of Series B common stock in exchange for 3,363,877 and 3,009,479 shares of Series A common stock and 319,308 and 124,240 shares of Series B common stock of FREIF and Advantage, respectively, in each case excluding dissenting shares.

      Shareholders representing approximately 635,638 shares of FREIF Series A common stock, 4,234 shares of Advantage Series A common stock and 1,077,667 shares of Company Series A common stock elected to exercise dissenter's rights pursuant to Chapter 13 of the California General Corporation Law. The Company, as the surviving corporation after the merger, is required to pay the fair market value for such dissenting shares. The Company has offered the dissenting shareholders approximately $7,964,000 for their shares. The shareholders have asserted approximately $12 million as the fair market value. If the Company and any dissenting shareholder cannot agree on the fair market value, either party may file a complaint in the superior court within six months of mailing the notice of merger, asking the court to determine the fair market value of the dissenting shares.

      The pro forma financial statements of the Company, which are unaudited, have been prepared based on the historical financial statements of the Company, FREIF and Advantage. The pro forma balance sheet of the Company at March 31, 1996, has been prepared as if the Merger and the exercise of dissenters' rights had been consummated on March 31, 1996. The pro forma statements of operations for the three months ended March 31, 1996, and for the year ended December 31, 1995, have been prepared as if these transactions had been consummated on January 1, 1995. The pro forma financial information of the Company has been presented as a reorganization of entities under common control; therefore, the amounts have been reported at their historical bases as adjusted to give effect to these transactions. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company, FREIF and Advantage. The pro forma financial statements are not necessarily indicative of the financial position or results from operations for future periods.

2.    PRO FORMA ADJUSTMENTS:

      A. As previously discussed, the Company has offered the dissenting shareholders $7,964 in cash in exchange for their shares. The adjustment is to record this obligation and to reflect a corresponding reduction of stockholders' equity.

      B. Changes in the advisory fee structure of FREIF and Advantage versus the Company are reflected as an adjustment to related party expenses.

3.    NET INCOME PER SHARE

      Pro forma weighted average number of Series A shares outstanding has been calculated assuming that shares attributable to dissenting shareholders (equivalent to 1,900,000 shares of the Company's common stock) were outstanding for the periods indicated. If such shares had been retired effective January 1, 1995, pro forma net income per share would have been $.06 and $.35 for the three months ended March 31, 1996, and year ended December 31, 1995, respectively. In addition, the final number of shares to be issued and outstanding is subject to adjustment for rounding of fractional shares.









R E P O R T  O F  I N D E P E N D E N T  A C C O U N T A N T S


Board of Directors and Stockolders
Franklin Real Estate Income Fund

We have audited the accompanying balance sheets of Franklin Real Estate Income Fund as of December 31, 1995 and 1994, the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and the financial statement schedule of Real Estate and Accumulated Depreciation. These financial statements and the financial statement schedule are the responsibility of Franklin Real Estate Income Fund's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Real Estate Income Fund as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the above financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                      COOPERS & LYBRAND L.L.P.


San Francisco, California
January 20, 1996






B A L A N C E  S H E E T S

Franklin Real Estate Income Fund
- --------------------------------------------------------------------
as of December 31, 1995 and 1994 (dollars in        1995     1994
000's except per share amounts)
- --------------------------------------------------------------------

ASSETS

Rental property
  Land                                             $10,326  $10,326
  Buildings and improvements                        29,666   29,606
  Equipment                                              -       63
                                                  ------------------
                                                    39,992   39,995
  Less accumulated depreciation                      5,521    4,535
                                                  ------------------
                                                    34,471   35,460

Cash and cash equivalents                            1,586      973
Mortgage-backed securities, available for sale         512      532
Deferred rent receivable                               745      686
Deferred costs and other assets                        541      579
                                                  ------------------
      Total assets                                 $37,855  $38,230
                                                  ==================

- ---------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                             $1,937     $1,981
Tenants' deposits and other liabilities                     276        247
Distributions payable                                       500        500
                                                   ------------------------
      Total liabilities                                   2,713      2,728
                                                   ------------------------

Stockholders' equity:
  Common stock, Series A, without par value;
stated
   value $10 per share; 10,000,000 shares
authorized;                                              35,702     35,703
   3,999,515 and 3,999,653 shares issued and outstanding for 1995 and 1994, respectively

  Common stock, Series B, without par value;
stated
   value $10 per share; 500,000 shares authorized;        3,193      3,193
   319,308 shares issued and outstanding

  Unrealized gain (loss) on mortgage-backed                   2       (40)
securities

  Accumulated distributions in excess of net            (3,755)    (3,354)
income
                                                   ------------------------
      Total stockholders' equity                         35,142     35,502
                                                   ------------------------
      Total liabilities and stockholders' equity        $37,855    $38,230
                                                   ========================

- ---------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.





S T A T E M E N T S  O F  O P E R A T I O N S

Franklin Real Estate Income Fund
- ------------------------------------------------------------------------
for the years ended December 31,
1995, 1994 and 1993                        1995        1994        1993
(Dollars in 000's except per share
amounts)
- ------------------------------------------------------------------------
Revenue:
  Rent                                   $4,613      $4,389      $3,344
  Interest and dividends                     85          67         313
  Other                                      10          24          34
  Gain on sale of mortgage-backed
   securities                                 -           -         447
                                     -----------------------------------

    Total revenue                         4,708       4,480       4,138
                                     -----------------------------------

Expenses:
  Interest                                  205         177           -
  Depreciation and amortization           1,141       1,122       1,069
  Property operations                     1,225       1,114         909
  Related party                             222         213         226
  Consolidation expense, net                143           2         284
  General and administrative                173         218         219
  Loss on sale of mortgage-backed
   securities                                 -          68           -
                                     -----------------------------------

    Total expenses                        3,109       2,914       2,707
                                     -----------------------------------

Net income                               $1,599      $1,566      $1,431
                                     ===================================


Net income per share, based on
 the weighted average shares
 outstanding of Series A common
 stock of 3,999,518,3,999,958
 and 4,000,000 for the years
 ended December 31, 1995, 1994
 and 1993,respectively                   $  .40      $  .39      $  .36
                                     ===================================


Distributions per share, based
 on the weighted average shares
 outstanding of Series A common
 stock of  3,999,518,3,999,958
 and 4,000,000 for the years
 ended December 31, 1995, 1994
 and 1993, respectively                  $  .50      $  .50      $  .50
                                     ===================================

- ------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.






S T A T E M E N T S  O F  S T O C K H O L D E R S'  EQUITY

Franklin Real Estate Income Fund
for the years ended December 31, 1995, 1994 and 1993 (Dollars in 000's)


                                            Common Stock
                                    Series A          Series B

                                                      Unrealized
                                                     (Loss)/Gain     Accumulated
                                                     on Mortgage-  Distributions
                                                        Backed      in Excess of
                  Shares    Amount   Shares  Amount   Securities     Net Income     Total
- -------------------------------------------------------------------------------------------
Balance,
 December 31,
 1992            4,000,000  $35,704  319,308  $3,193            -       $(2,351)   $36,546
Net income               -        -        -       -            -          1,431     1,431
Distributions
declared                 -        -        -       -            -        (2,000)   (2,000)
- -------------------------------------------------------------------------------------------
Balance,
 December 31,
 1993            4,000,000   35,704  319,308   3,193            -        (2,920)    35,977
Redemption of
 Series A
common               (347)      (1)        -       -            -              -       (1)
 stock
Unrealized loss
 on  mortgage-
 backed
 securities              -        -        -       -         (40)              -      (40)
Net income               -        -        -       -            -          1,566     1,566
Distributions
 declared                -        -        -       -            -        (2,000)   (2,000)
- -------------------------------------------------------------------------------------------
Balance,
 December  31,
 1994            3,999,653   35,703  319,308   3,193         (40)        (3,354)    35,502

Redemption of
 Series A
common               (138)      (1)        -       -            -              -       (1)
 stock

Unrealized gain
 on mortgage-
 backed
 securities              -        -        -       -           42              -        42

Net Income               -        -        -       -            -          1,599     1,599

Distributions
 declared                -        -        -       -            -        (2,000)   (2,000)
- -------------------------------------------------------------------------------------------

Balance,
 December 31,
 1995            3,999,515  $35,702  319,308  $3,193           $2       $(3,755)   $35,142
===========================================================================================

  The accompanying notes are an integral part of these financial statements.





S T A T E M E N T S  O F  C A S H  F L O W S


Franklin Real Estate Income Fund

- --------------------------------------------------------------------------------
for the years ended December 31, 1995, 1994         1995       1994        1993
and 1993  (Dollars in 000's)
- --------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                        $1,599     $1,566      $1,431
                                             -----------------------------------

Adjustments to reconcile net income to net cash provided by operating activities:

 Depreciation and amortization                     1,141      1,122       1,069
 Increase in deferred rent receivable               (59)      (147)       (273)
 (Increase) decrease in other assets                (64)         81       (219)
 Increase in tenants' deposits and other              29         48          15
  liabilities
 Loss on disposition of rental property              100          -           -
                                             -----------------------------------
                                                   1,147      1,104         592
                                             -----------------------------------
Net cash provided by operating activities          2,746      2,670       2,023
                                             -----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

 Acquisition of rental property                        -    (6,700)           -
 Improvements to rental property                   (150)      (279)       (503)
 Investment in mortgage-backed securities              -      (588)           -
 Disposition of mortgage-backed securities            62      4,420       1,133
                                             -----------------------------------
Net cash provided by (used in) investing
 activities                                         (88)    (3,147)         630
                                             -----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Distributions paid                              (2,000)    (2,000)     (2,000)
 Borrowings under note payable                         -      2,000           -
 Principal payments on note payable                 (44)       (19)           -
 Redemption of Series A common stock                 (1)        (1)           -

                                             -----------------------------------
Net cash used in financing activities            (2,045)       (20)     (2,000)
                                             -----------------------------------

Net increase (decrease) in cash
 and cash equivalents                                613      (497)         653
Cash and cash equivalents,
 beginning of year                                   973      1,470         817
                                             ===================================
Cash and cash equivalents,
 end of year                                      $1,586       $973      $1,470
                                             ===================================

- --------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY
Franklin Real Estate Income Fund (the "Company") is a California corporation formed on August 7, 1987 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1988. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

As of December 31, 1995, the Company's real estate portfolio consisted of the Mira Loma Shopping Center located in Reno, Nevada; a 40% undivided interest in the Shores Office Complex located in Redwood City, California; three separate R&D buildings in the Northport Business Park located in Fremont, California; and the Glen Cove Center located in Vallejo,
California. The Company has also purchased two small parcels of land located adjacent to the Mira Loma Shopping Center. The Company has completed its property acquisition phase and no additional property acquisitions are currently anticipated.

RENTAL PROPERTY
Rental property is stated at cost and depreciated using the straight-line method over an estimated useful life of 35 years for buildings and improvements, and 5 years for equipment. Significant improvements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred. The Shores is reflected in these financial statements in accordance with the Company's ownership interest.

Pursuant to the Company's investment objectives, property purchased is generally held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analysis includes consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. If the current carrying value of an individual property exceeds estimated future undiscounted cash flows, the Company would reduce the carrying value of the asset to fair value; however, to date, such adjustments have not been required.

CASH AND CASH EQUIVALENTS
The Company classifies highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S

MORTGAGE-BACKED SECURITIES VALUATION
Mortgage-backed securities held by the Company are classified as available for sale and are carried at market value. The resulting unrealized gains and losses are reported as a separate component of stockholders' equity until realized. Realized gains and losses are recognized on the specific identification method and are included in earnings. For the year 1993, prior to the adoption of Statement of Financial Accounting Standards No. 115, the Company valued mortgage-backed securities at amortized cost. The impact of this change on stockholders' equity on January 1, 1994, was immaterial.

DEFERRED COSTS
Lease commissions are deferred and amortized using the straight-line method over the term of the related lease.

RENTAL REVENUES
Rental revenues are recorded on the straight-line method to reflect scheduled rent increases over the related lease term. As a result, a deferred rent receivable is created when rental receivables are less than the amount earned using the straight-line method or when rental income is recognized during free rent periods of a lease.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of mortgage-backed securities.

The Company places excess cash in short-term deposits with Franklin Money Fund, an investment company managed by an affiliate of the Advisor, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer. The Company performs ongoing credit evaluations of its tenants and generally does not require collateral for commercial tenants. The Company reserves for potential credit losses, as appropriate.

The following tenants provided 10% or more of the Company's total straight-line rental revenues for the years 1995, 1994 and 1993.

                                  Percent of Straight-Line Rental
                                              Revenue
Primary         Lease Expirations        1995      1994     1993
Business
- -----------------------------------------------------------------

Grocery Store      01/31/2010           14.7%     14.7%       0%
Grocery Store      04/25/2005            7.0%      7.6%    10.2%

RECLASSIFICATION
Certain reclassifications were made in the 1994 and 1993 financial statements to conform to the presentation in the 1995 financial statements. Such reclassifications had no effect on previously reported results.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has an agreement with Franklin Properties, Inc. (the "Advisor") to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments. The fee is subordinate to declared distributions to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined. Accordingly, no advisory fee was paid to the Advisor. The agreement also provides for the Advisor to receive fees in connection with obtaining financing and the sale of the Company's properties.





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following, for those services rendered for the years ended December 31, 1995, 1994 and 1993:

                                        1995        1994      1993
                                   --------------------------------

Property management fee, charged
to                                  $175,000    $157,000  $168,000
 related party expense

Reimbursement for data processing,
 accounting and certain other
 expenses, charged to related
party                                 47,000      56,000    58,000
 expense

Acquisition fee, capitalized and
 amortized over the life of the
 related investment                        -     250,000         -

Leasing commission, capitalized
and
 amortized over the term of the      124,000      25,000         -
 related lease

Construction supervision fee,
capitalized and amortized over the
 life of the related investment
 or the term of the related lease     12,000      10,000         -

At December 31, 1995 and 1994, cash equivalents included $330,000 and $31,000, respectively, which was invested in Franklin Money Fund, an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $7,000, $6,000 and $5,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 3 - MORTGAGE-BACKED SECURITIES, AVAILABLE FOR SALE

Mortgage-backed securities, available for sale at December 31, 1995, consisted of a Government National Mortgage Association certificate with a 7% coupon rate, maturing in 2023. Amortized cost was $509,000 and market value was $511,000, resulting in a gross unrealized gain of $2,000.

Mortgage-backed securities at December 31, 1994, had an aggregate market value of $532,000 and an amortized cost of $572,000, resulting in a gross unrealized loss of $40,000.







N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 4 - COMMON STOCK, WARRANTS AND INCOME PER SHARE

Series A and Series B common stock have the same voting rights.
Distributions from sources other than cash from the sale or refinancing of the Company's property are to be paid in the following order of priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion of their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.

Warrants were issued with each share of Series A common stock purchased during the offering period, without additional cost to the stockholders. The number of warrants issued with each share varied depending upon the number of shares outstanding at the time the warrants were issued. Warrants covering the exercise of 2,861,420 additional shares of Series A common stock are outstanding as of December 31, 1995. Each warrant is exercisable at a price of $10.00 per share for a 12-month period which expires on January 31, 1996.


NOTE 5 - DISTRIBUTIONS

The allocation of cash distributions per share for individual shareholders' income tax purposes, as reported on Internal Revenue Service Form 1099-DIV, for the years ended December 31, 1995, 1994 and 1993 was as follows:

              Ordinary  Return of     Capital    Total
  Year Paid     Income    Capital        Gain     Paid
- -------------------------------------------------------

       1995       $.49       $.01        $  -     $.50
       1994       $.41       $.09           $     $.50
       1993       $.14       $.24        $.12     $.50


In December, 1994, the Company implemented a new Dividend Reinvestment and Share Purchase Plan (the "Plan"), under which a stockholder's cash distributions may be reinvested in shares of Series A common stock of the Company, subject to the terms and conditions of the Plan. Under the Plan, the Company's Dividend Reinvestment Agent makes open market purchases of the Company's Series A common stock, administers the Plan and performs other duties related to the Plan. No new shares are issued in connection with the Plan.





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S

NOTE 6 - NOTE PAYABLE

The mortgage note payable is collateralized by a deed of trust on the Glen Cove Center. The note bears interest, payable monthly, at a variable rate equal to the Union Bank Reference Rate plus 1.5%. Principal is payable in monthly installments of $3,700 until maturity on May 1, 1999. For the years ended December 31, 1995, 1994, and 1993, the Company paid interest of $204,000, $178,000 and $0, respectively.




Aggregate principal payments required in future years are as follows:


     1996              44,000
     1997              44,000
     1998              44,000
     1999           1,805,000
                  ------------
                $   1,937,000
                  ============


NOTE 7 - RENTAL INCOME

The Company's rental income from commercial property is received principally from tenants under non-cancelable operating leases. The leases typically provide for guaranteed minimum rent plus contingent rents. Minimum future rentals on noncancellable operating leases at December 31, 1995 are as follows:

     1996        $      3,639,000
     1997               3,303,000
     1998               3,163,000
     1999               2,857,000
     2000               2,369,000
  Thereafter           12,718,000
                   ---------------
                 $     28,049,000
                   ===============

Minimum future rentals do not include contingent rents, which represent reimbursements of property operating expenses. Contingent rents amounted to $675,000, $678,000 and $426,000 for the years ended December 31, 1995, 1994 and 1993, respectively.






N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 8 - PROPOSED MERGER

On November 2, 1995 the Boards of Directors of the Company and of two other real estate investments trusts that Franklin Properties, Inc. advises, Franklin Advantage Real Estate Income Fund ("Advantage") and Franklin Select Real Estate Income Fund ("Select"), authorized the execution of a Merger Agreement and the filing of a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission. The Prospectus was filed on November 13, 1995.

In the proposed merger, the Company and/or Advantage would be merged into Select, which would be renamed Franklin Select Realty Trust. The shares of Select will be offered to shareholders of the Company and Advantage in exchange for their shares on the basis described in the Joint Proxy Statement/Prospectus. The merger is subject to certain conditions including approval by a majority of the shareholders of Select, the Company, and/or Advantage. A special meeting of the shareholders of each REIT will be held to vote on the proposed merger upon the effectiveness of the Prospectus and the close of the solicitation period.

The Company expenses non-recurring consolidation costs in the periods in which they are incurred. Expenses recorded in 1993 and 1994 relate to a previous plan of consolidation and are net of certain reimbursements by the Advisor.


NOTE 9 - SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED)


                                    Three Months Ended
                   ------------------------------------------------------
                    March 31,   June 30,   September 30,   December 31,
                      1995        1995          1995           1995
                   ------------------------------------------------------
Revenues            $1,128,000  $1,177,000     $1,232,000     $1,171,000
Net income             442,000     454,000        336,000        367,000
Net income
  per share                .11         .11            .08            .09

                                    Three Months Ended
                   -------------------------------------------------------
                    March 31,   June 30,   September 30,   December 31,
                      1994        1994          1994           1994
                   -------------------------------------------------------
Revenues            $1,030,000  $1,145,000     $1,133,000      $1,172,000
Net income             292,000     476,000        406,000         392,000
Net income per
  share                    .07         .12            .10             .10

                                    Three Months Ended
                   -------------------------------------------------------
                    March 31,   June 30,   September 30,   December 31,
                      1993        1993          1993           1993
                   -------------------------------------------------------
Revenues            $1,337,000    $847,000       $930,000      $1,024,000
Net income             651,000     174,000        150,000         456,000
Net income per             .16         .04            .04             .12
  share







                         Item 1. Financial Statements
                       FRANKLIN REAL ESTATE INCOME FUND
                                BALANCE SHEETS
                     MARCH 31, 1996 AND DECEMBER 31, 1995
                                 (Unaudited)
                 (Dollars in 000's except per share amounts)

                                                             1996        1995
                                       ASSETS
Rental property:
  Land                                                       $10,326     $10,326
  Buildings and improvements                                  29,712      29,666
- ---------------------------------------------------------------------------------

                                                              40,038      39,992
  Less: accumulated depreciation                               5,772       5,521
- ---------------------------------------------------------------------------------

                                                              34,266      34,471

Cash and cash equivalents                                      1,377       1,586
Mortgage-backed securities, available for sale                   477         512
Deferred rent receivable                                         761         745
Other assets                                                     775         541
- ---------------------------------------------------------------------------------

    Total assets                                             $37,656     $37,855
=================================================================================

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                  $1,926      $1,937
Tenants' deposits and other liabilities                          315         276
Distributions payable                                            500         500
- ---------------------------------------------------------------------------------

    Total liabilities                                          2,741       2,713
- ---------------------------------------------------------------------------------

Stockholders' equity:
Common stock, Series A, without par value.
 Stated value $10 per share; 10,000,000 shares
 authorized; 3,999,515 shares issued and
 outstanding in 1996 and 1995                                 35,702      35,702

Common stock, Series B, without par value.
 Stated value  $10 per share; 500,000 shares
 authorized; 319,308 shares issued and
 outstanding in 1996 and 1995                                  3,193       3,193

Unrealized loss on mortgage-backed securities                    (4)           2

Accumulated distributions in excess of net income            (3,976)     (3,755)
- ---------------------------------------------------------------------------------

    Total stockholders' equity                                34,915      35,142
- ---------------------------------------------------------------------------------

    Total liabilities and stockholders' equity               $37,656     $37,855
=================================================================================

                      See notes to financial statements.

                         Item 1. Financial Statements
                                 (continued)

                       FRANKLIN REAL ESTATE INCOME FUND
                           STATEMENTS OF OPERATIONS
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                 (Unaudited)

                 (Dollars in 000's except per share amounts)


                                                                  1996       1995

Revenue:

  Rent                                                          $1,107     $1,106
  Interest                                                          22         17
  Dividends                                                          3          1
  Other                                                              -          4
- ----------------------------------------------------------------------------------

    Total revenue                                                1,132      1,128
- ----------------------------------------------------------------------------------


Expenses:

  Interest                                                          48         51
  Depreciation and amortization                                    274        286
  Operating                                                        265        248
  Related party                                                     51         52
  Consolidation expense                                            168          -
  General and administrative                                        47         49
- ----------------------------------------------------------------------------------

    Total expenses                                                 853        686
- ----------------------------------------------------------------------------------

Net income                                                        $279       $442
==================================================================================


Net income per share, based on shares
 outstanding of Series A common stock of 3,999,515
 and 3,999,653 in March 31, 1996 and 1995                         $.07       $.11
==================================================================================

Distributions per share, based on shares
 outstanding of Series A common stock of 3,999,515
 and 3,999,653 in March 31, 1996 and 1995                         $.13       $.13
==================================================================================



                         See notes to financial statements.


                         Item 1. Financial Statements
                                  (continued)

                       FRANKLIN REAL ESTATE INCOME FUND
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996
                                  (Unaudited)

                              (Dollars in 000's)





                                    Common Stock
                            Series A              Series B
                      ---------------------
                                                                               Accumulated
                                                                Unrealized    Distributions
                                                               Gain/Loss on    in Excess of
                      Shares      Amount      Shares    Amount  Securities      Net Income    Total
Balance, beginning
 of period              3,999,515   $35,702   319,308   $3,193            $2         $(3,755)  $35,142

Unrealized loss
 on mortgage-
 backed securities              -         -         -        -           (6)                -      (6)

Net income                      -         -         -        -             -              279      279

Distributions
 declared                       -         -         -        -             -            (500)    (500)
- -------------------------------------------------------------------------------------------------------

Balance, end
 of period              3,999,515   $35,702   319,308   $3,193          $(4)         $(3,976)  $34,915
=======================================================================================================






                      See notes to financial statements.

                         Item 1. Financial Statements
                                  (continued)
                       FRANKLIN REAL ESTATE INCOME FUND
                           STATEMENTS OF CASH FLOWS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                  (Unaudited)

                              (Dollars in 000's)

                                                                 1996      1995
Cash flows from operating activities:

Net income                                                       $279      $442
- --------------------------------------------------------------------------------

Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                                  274       286
   Increase in deferred rent receivable                          (16)      (16)
   Increase in other assets                                     (257)      (28)
   Increase in tenants' deposits and other liabilities             39       103
- --------------------------------------------------------------------------------

                                                                   40       345
- --------------------------------------------------------------------------------

Net cash provided by operating activities                         319       787
- --------------------------------------------------------------------------------

Cash flows from investing activities:
   Improvements to rental property                               (46)       (7)
   Disposition of mortgage-backed securities                       29         8
- --------------------------------------------------------------------------------

Net cash provided by (used in) investing activities              (17)         1
- --------------------------------------------------------------------------------

Cash flows from financing activities:
   Distributions paid                                           (500)     (500)
   Principal payments on note payable                            (11)      (11)
- --------------------------------------------------------------------------------

Net cash used in financing activities                           (511)     (511)
- --------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents            (209)       277

Cash and cash equivalents, beginning of period                  1,586       973
- --------------------------------------------------------------------------------

Cash and cash equivalents, end of period                       $1,377    $1,250
================================================================================




                      See notes to financial statements.

                       FRANKLIN REAL ESTATE INCOME FUND
                        NOTES TO FINANCIAL STATEMENTS
                               MARCH 31, 1996

NOTE 1 - ORGANIZATION

Franklin Real Estate Income Fund (the "Company") is a California corporation formed on August 7, 1987 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1988. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

As of March 31, 1996, the Company's real estate portfolio consisted of the Mira Loma Shopping Center located in Reno, Nevada; a 40% undivided interest in the Shores Office Complex located in Redwood City, California; three separate R&D buildings in the Northport Business Park located in Fremont, California; and the Glen Cove Center located in Vallejo, California. The Company has also purchased two small parcels of land located adjacent to the Mira Loma Shopping Center. The Company has completed its property acquisition phase and no additional property acquisitions are currently anticipated.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary, in the opinion of management, for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the Company's financial statements for the year ended December 31, 1995

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company has an agreement with Franklin Properties, Inc. (the "Advisor"), to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments. The fee is subordinate to declared dividends to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined. Accordingly, no advisory fee was paid to the Advisor.

At March 31, 1996, cash equivalents included $193,000, which was invested in Franklin Money Fund, an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $3,000 for the three month period ended March 31, 1996.







                       FRANKLIN REAL ESTATE INCOME FUND
                        NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1996


NOTE 3 - RELATED PARTY TRANSACTIONS  (Continued)

The agreements between the Company and the Advisor, or affiliates, provide for certain types of compensation and payments including but not limited to the following, for those services rendered for the three month period ended March 31, 1996:

Reimbursement for data processing, accounting and
 certain other expenses, charged to related party expense           $7,000

Property management fee, charged to
 related party expense                                             $44,000

Leasing commission, capitalized and amortized
 over the term of the related lease                                $66,000


NOTE 4 - COMMON STOCK, WARRANTS AND INCOME PER SHARE

Series A and Series B common stock have the same voting rights.
Distributions from sources other than cash from the sale or refinancing of the Company's property are to be paid in the following order of priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion of their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.

Warrants were issued with each share of Series A common stock purchased during the offering period, without additional cost to the stockholders. The number of warrants issued with each share varied depending upon the number of shares outstanding at the time the warrants were issued. The Warrants were exercisable at a price of $10.00 per share for a 12-month period which expired on January 31, 1996. No warrants were exercised.

NOTE 5 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the three month period ended March 31, 1996, the Company paid interest on the note payable of $48,000.

NOTE 6 - SUBSEQUENT EVENT

On May 7, 1996, the Company merged into Franklin Select Real Estate Income Fund ("Select") on the basis described in the Joint Proxy Statement/Prospectus dated November 13, 1995. Prior to the merger, the Company declared a final cash distribution in the amount of $.09 per share to shareholders of record on May 7, 1996, holding Series A common stock. Under the terms of the merger, as fully described in the Joint Proxy Statement/Prospectus dated November 13, 1995, each share of the Company's Series A and Series B common stock will be exchanged for 1.286 shares of Select Series A and Series B common stock, respectively. Because of the merger, this is the Company's final report.






R E P O R T  O F  I N D E P E N D E N T  A C C O U N T A N T S


Board of Directors and Stockholders
Franklin Advantage Real Estate Income Fund

We have audited the accompanying balance sheets of Franklin Advantage Real Estate Income Fund as of December 31, 1995 and 1994, the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and the financial statement schedule of Real Estate and Accumulated Depreciation. These financial statements and the financial statement schedule are the responsibility of Franklin Advantage Real Estate Income Fund's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Advantage Real Estate Income Fund as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the above financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                    COOPERS & LYBRAND L. L. P.




San Francisco, California
January 20, 1996









B A L A N C E  S H E E T S

Franklin Advantage Real Estate Income Fund
- ----------------------------------------------------------------------------
as of December 31, 1995 and 1994 (dollars in 000's
except                                                     1995        1994
 per share amounts)
- ----------------------------------------------------------------------------

ASSETS

Rental property:
  Land                                                  $10,937     $10,937
  Buildings and improvements                             20,070      19,972
                                                      ----------------------
                                                         31,007      30,909
  Less: accumulated depreciation                          1,961       1,312
                                                      ----------------------
                                                         29,046      29,597

Cash and cash equivalents                                 1,349         804
Mortgage-backed securities, available for sale            1,421       1,494
Deferred rent receivable                                    247         306
Deferred costs and other assets                             348         538
                                                      ----------------------
      Total assets                                      $32,411     $32,739
                                                      ======================

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes and bonds payable                                  $5,208      $5,298
Tenants' deposits and other liabilities                     193         128
Distributions payable                                       429         490
Advance rents                                                53          82
                                                      ----------------------
      Total liabilities                                   5,883       5,998
                                                      ----------------------

Stockholders' equity:
Common stock, Series A, without par value;               27,010      27,011
 stated value $10 per share; 50,000,000 shares
 authorized; 3,013,713 and 3,013,775 shares issued
 and outstanding for 1995 and 1994, respectively
Common stock, Series B, without par value;                            1,242
 stated value $10 per share; 1,000,000 shares
 authorized; 124,240 shares issued and outstanding        1,242
Unrealized loss on mortgage-backed securities              (53)       (124)
Accumulated distributions in excess of net income       (1,671)     (1,388)
                                                      ----------------------
      Total stockholders' equity                         26,528      26,741
                                                      ======================
      Total liabilities and stockholders' equity        $32,411     $32,739
                                                      ======================

- ----------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.





S T A T E M E N T S  O F  O P E R A T I O N S


Franklin Advantage Real Estate Income Fund

- --------------------------------------------------------------------------------
for the years ended December 31, 1995, 1994 and 1993
(Dollars in 000's except per share amounts)               1995     1994     1993
- --------------------------------------------------------------------------------
Revenue:
  Rent                                                  $4,259   $3,280   $3,248
  Interest and dividends                                   139      414      479
                                                      --------------------------

    Total revenue                                        4,398    3,694    3,727
                                                      --------------------------

Expenses:
  Interest                                                 474      289      263
  Depreciation and amortization                            699      533      429
  Property operations                                    1,076      922      875
  Related party                                            364      306      308
  Consolidation expense (recovery), net                    101        1     (88)
  General and administrative                               129      167      156
  Loss on sale of mortgage-backed securities                 -      237        -
                                                      --------------------------

    Total expenses                                       2,843    2,455    1,943
                                                      --------------------------

Net income                                              $1,555   $1,239   $1,784
                                                      ==========================


Net income per share, based on the weighted average
 shares outstanding of Series A common stock of
 3,013,734, 3,013,894 and 3,013,910 for the years
 ended December 31, 1995, 1994 and 1993, respectively     $.52     $.41     $.59
                                                      ==========================


Distributions per share, based on the weighted
average
 shares outstanding of Series A common stock of
 3,013,734, 3,013,894 and 3,013,910 for the years         $.61     $.65     $.65
 ended December 31, 1995, 1994 and 1993, respectively
                                                      ==========================

- --------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.





S T A T E M E N T S  O F  S T O C K H O L D E R S '  E Q U I T Y

Franklin Advantage Real Estate Income Fund for the years ended December 31, 1995, 1994 and 1993 (Dollars in 000's)





                                          Common Stock
                         Series A     Series B
                                                         Unrealized   Accumulated
                                                         Gain (Loss)  Distributions
                                                             on       in
                      Shares   Amount   Shares   Amount Mortgage-BackeExcess of         Total
                                                         Securities   Net Income
                  ----------------------------------------------------------------------------
Balance,

 December 31,      3,013,910  $27,011  124,240   $1,242             -       $(493)    $27,760
 1992
Net income                 -        -        -        -             -        1,784      1,784
Distributions
 declared                  -        -        -        -             -      (1,959)    (1,959)
- ----------------------------------------------------------------------------------------------
Balance,
 December  31,     3,013,910   27,011  124,240    1,242             -        (668)    $27,585
 1993
Redemption of
 Series A              (135)        -        -        -             -            -          -
 common stock
Unrealized loss
 on mortgage-
 backed
 securities                -        -        -        -         (124)            -      (124)
Net Income                 -        -        -        -             -        1,239      1,239
Distributions
 declared                  -        -        -        -             -      (1,959)    (1,959)
- ----------------------------------------------------------------------------------------------
Balance, December
 31, 1994
                   3,013,775   27,011  124,240    1,242         (124)      (1,388)     26,741

Redemption of
 Series A
 common stock           (62)      (1)        -        -             -            -        (1)

Unrealized gain
 on mortgage-
 backed
 securities                -        -        -        -            71            -         71

Net Income                 -        -        -        -             -        1,555      1,555

Distributions
 declared                  -        -        -        -             -      (1,838)    (1,838)
- ----------------------------------------------------------------------------------------------
Balance,
 December 31,
 1995              3,013,713  $27,010  124,240   $1,242         $(53)     $(1,671)    $26,528
==============================================================================================


  The accompanying notes are an integral part of these financial statements.





S T A T E M E N T S  O F  C A S H  F L O W S


Franklin Advantage Real Estate Income Fund
- -----------------------------------------------------------------------------
for the years ended December 31, 1995, 1994
 and 1993 (Dollars in 000's)                        1995      1994      1993
- -----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                        $1,555    $1,239    $1,784
                                              -------------------------------

Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                     699       533       429
   Decrease in deferred rent receivable               59       123        53
   (Increase) decrease in other assets               140       284     (571)
   Increase in tenants' deposits and
    other liabilities                                 65        22        12
   Increase (decrease) in advance rents             (29)        82         -
                                              -------------------------------
                                                     934     1,044      (77)
                                              -------------------------------
Net cash provided by operating activities          2,489     2,283     1,707
                                              -------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Acquisition of rental property                      -   (6,210)         -
   Improvements to rental property                  (98)     (562)      (26)
   Investment in mortgage-backed securities            -     (980)         -
   Disposition of mortgage-backed securities         144     6,525     1,364
                                              -------------------------------
Net cash provided by (used in )
 investing activities                                 46   (1,227)     1,338
                                              -------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Redemption of Series A common stock               (1)         -         -
   Principal payment on notes and bonds
    payable                                         (90)      (67)      (60)
   Distributions paid                            (1,899)   (1,469)   (1,959)
                                              -------------------------------
Net cash used in financing activities            (1,990)   (1,536)   (2,019)
                                              -------------------------------

Net increase (decrease) in cash
  and cash equivalents                               545     (480)     1,026
Cash and cash equivalents,
  beginning of year                                  804     1,284       258
                                              -------------------------------
Cash and cash equivalents,
  end of year                                     $1,349      $804    $1,284
                                              ===============================

- -----------------------------------------------------------------------------

  The accompanying notes are an integral part of these financial statements.




N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY
Franklin Advantage Real Estate Income Fund (the "Company") is a California corporation formed on June 8, 1990 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1991. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

As of December 31, 1995, the Company has made two real estate investments.
On January 2, 1992, the Company acquired its first property, the Fairway Center, an office building located in Brea, California. On November 1, 1994, the Company acquired the Carmel Mountain Gateway Plaza, a specialty retail center, located in San Diego, California.

RENTAL PROPERTY
Rental property is stated at cost and depreciated using the straight-line method over an estimated useful life of 35 years for buildings and improvements. Significant improvements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred.

Pursuant to the Company's investment objectives, property purchased is generally held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analysis includes consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. If the current carrying value of an individual property exceeds estimated future undiscounted cash flows, the Company would reduce the carrying value of the asset to fair value; however, to date, such adjustments have not been required.

CASH AND CASH EQUIVALENTS
The Company classifies highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.

MORTGAGE-BACKED SECURITIES VALUATION
Mortgage-backed securities held by the Company are classified as available for sale and are carried at market value. The resulting unrealized gains and losses are reported as a separate component of stockholders' equity until realized. Realized gains and losses are recognized on the specific identification method and are included in earnings. For the year 1993, prior to the adoption of Statement of Financial Accounting Standards No. 115, the Company valued mortgage-backed securities at amortized cost. The impact of this change on stockholders' equity on January 1, 1994, was immaterial.

DEFERRED COSTS
Organization costs are deferred and amortized using the straight-line method over a five year period. Lease commissions are deferred and amortized using the straight-line method over the term of the related lease.





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


RENTAL REVENUES
Rental revenues are recorded on the straight-line method over the related lease term. As a result, a deferred rent receivable is created to reflect scheduled rent increases when rental receivables are less than the amount earned using the straight-line method or when rental income is recognized during free rent periods of a lease.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of mortgaged-backed securities.

The Company places excess cash in short-term deposits with Franklin Money Fund, an investment company managed by an affiliate of the Advisor, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer. The Company performs ongoing credit evaluations of its tenants and generally does not require collateral for commercial tenants. The Company reserves for potential credit losses, as appropriate.

The following tenants provided 10% or more of the Company's total straight-line rental revenues during 1995, 1994 and 1993.

                                              Percent of Straight-Line Rental
                                                          Revenue
Tenant Name                     Lease
                             Expirations          1995      1994       1993
- ----------------------------------------------------------------------------

Insurance Company              10/31/97          42.5%     44.9%      57.8%
Insurance Company             04/30/2001         20.0%     29.6%      18.2%


RECLASSIFICATION
Certain reclassifications were made in the 1994 and 1993 financial statements to conform to the presentation in the 1995 financial statements. Such reclassifications had no effect on previously reported results.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has an agreement with Franklin Properties, Inc. (the "Advisor") to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments commencing twelve months after the offering is terminated. One half of the fee is subordinate to declared distributions to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined. The agreement also provides for the Advisor to receive fees in connection with property acquisitions and sales.






N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following for the years ended December 31, 1995, 1994 and 1993:

                                                   1995       1994      1993
                                             --------------------------------

Advisory fees, charged to related
 party expense                                 $135,000   $116,000   $86,000

Reimbursement for data processing,
 accounting and certain other expenses,
   charged to related party expense             $26,000    $19,000   $25,000

Property management fees, charged to
   related party expense                       $203,000   $171,000  $197,000

Property acquisition fee, capitalized
   and amortized over the life of the
   related investment                                 -   $480,000         -

Leasing commissions, capitalized and
   amortized over the term of the
   related lease                                 $1,000    $44,000         -

Construction supervision fee,
 capitalized and amortized over
 the life of the related investment
 or the term of the related lease                $7,000    $22,000         -


At December 31, 1995 and 1994, cash equivalents included $261,000 and $79,000, respectively, invested in Franklin Money Fund, an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $7,000, $6,000 and $7,000 for the years ended December 31, 1995, 1994 and 1993, respectively.








N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 3 - MORTGAGE-BACKED SECURITIES, AVAILABLE FOR SALE

Mortgage-backed securities, available for sale at December 31, 1995, had coupon rates of 7.21% and 7.25%, maturing in 2017 and 2022, respectively. Amortized cost was $1,474,000, market value was $1,421,000, resulting in a gross unrealized loss of $53,000.

Mortgage-backed securities at December 31, 1994 had an aggregate market value of $1,494,000 and an amortized cost of $1,618,000, resulting in a gross unrealized loss of $124,000.


NOTE 4 - NOTES AND BONDS PAYABLE

Notes and bonds payable at December 31, 1995 and 1994 are comprised of the following:

                                                       1995         1994
                                               --------------------------
 FAIRWAY CENTER

Note payable, collateralized by a
 deed of trust, payable interest
 only until maturity in March, 1996.
 Interest is paid monthly at a rate
 of 9% annually                                    $480,000     $480,000

Bonds payable, net of prepaid reserve of
 $300,000,collateralized by a lien, issued
 in three types:serial bonds maturing through
 October 1, 2000,at interest rates ranging
 from 5.75% to 7.60%, term bonds maturing
 October 1, 2006, and October 1, 2013,at
 interest rates of 8% and 8.125%,
respectively.
 The annual payment on the bonds is calculated
 in an amount sufficient to fully amortize the    2,405,000    2,470,000
 indebtedness.

 CARMEL MOUNTAIN

Note payable, collateralized by a deed of
trust.
  The note bears interest, payable monthly, at
 the Union Bank Reference Rate plus 1.5%,
 together with variable monthly principal         2,323,000    2,348,000
 payments through maturity in 1999.
                                               ==========================
                                                 $5,208,000   $5,298,000
                                               ==========================

- -------------------------------------------------------------------------





N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


Aggregate principal payments required in future years are as follows:

1996              $578,000
1997               105,000
1998               118,000
1999             2,322,000
2000                95,000
Thereafter       1,990,000
             --------------
                $5,208,000
             ==============

For the years ended December 31, 1995, 1994 and 1993, the Company paid interest of $483,000, $266,000 and $271,000, respectively.


NOTE 5 - COMMON STOCK AND INCOME PER SHARE

Series A and Series B common stock have the same voting rights.
Distributions from sources other than cash from sale or refinancing of the Company's property, as defined, are to be paid in the following order of priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion to their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.


NOTE 6 - DISTRIBUTIONS

The allocation of cash distributions per share for individual shareholders' income tax purposes, as reported on Internal Revenue Service Form 1099-DIV, for the years ended December 31, 1995, 1994 and 1993 was as follows:

                  Ordinary  Return of     Total
    Year Paid       Income    Capital      Paid
- ------------------------------------------------

         1995         $.60       $.01      $.61
         1994         $.51       $.14      $.65
         1993         $.49       $.16      $.65







N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 7 - RENTAL INCOME

The Company's rental income from commercial property is received principally from tenants under non-cancelable operating leases. The tenant leases typically provide for guaranteed minimum rent plus contingent rents. Minimum future rentals on non-cancelable tenant operating leases at December 31, 1995 are as follows:

1996        $    4,001,000
1997             3,584,000
1998             2,168,000
1999             2,186,000
2000             2,170,000
Thereafter       7,181,000
              -------------
            $   21,290,000
              =============

Minimum future rentals do not include contingent rents, which represent reimbursements of property operating expenses. Contingent rents amounted to $280,000 and $96,000 for the years ended December 31, 1995 and 1994 respectively.

NOTE 8 - PROPOSED MERGER

On November 2, 1995 the Board of Directors of the Company and of two other real estate investments trusts that Franklin Properties, Inc. advises, Franklin Real Estate Income Fund ("FREIF') and Franklin Select Real Estate Income Fund ("Select"), authorized the execution of a Merger Agreement and the filing of a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission. The Prospectus was filed on November 13, 1995.

In the proposed merger, the Company and/or FREIF would be merged into Select, which would be renamed Franklin Select Realty Trust. The shares of Select will be offered to shareholders of the Company and FREIF in exchange for their shares on the basis described in the Joint Proxy Statement/Prospectus. The merger is subject to certain conditions including approval by a majority of the shareholders of Select, the Company, and/or FREIF. A special meeting of the shareholders of each REIT will be held to vote on the proposed merger upon the effectiveness of the Prospectus and the close of the solicitation period.

The Company expenses non-recurring consolidation costs in the periods in which they are incurred. Expenses recorded in 1993 and 1994 relate to a previous plan of consolidation and are net of certain reimbursements by the Advisor.







N O T E S  T O  F I N A N C I A L  S T A T E M E N T S


NOTE 9 - SUPPLEMENTARY QUARTERLY FINANCIAL DATA (Unaudited)

                                    Three Months Ended
                         ---------------------------------------------------------
                         March 31, 1995    June 30,  September 30,   December 31,
                                               1995           1995           1995
                         ---------------------------------------------------------
Revenues                     $1,077,000  $1,116,000     $1,129,000     $1,076,000
Net income                      416,000     484,000        314,000        341,000
Net income per share                .14         .16            .10            .12

                                    Three Months Ended
                         ---------------------------------------------------------
                         March 31, 1994    June 30,  September 30,   December 31,
                                               1994           1994           1994
                         ---------------------------------------------------------
Revenues                       $845,000    $897,000       $931,000     $1,021,000
Net income                      358,000     384,000        331,000        166,000
Net income per share                .12         .13            .11            .05

                                    Three Months Ended
                         ---------------------------------------------------------
                         March 31, 1993    June 30,  September 30,   December 31,
                                               1993           1993           1993
                         ---------------------------------------------------------
Revenues                       $926,000    $937,000       $980,000       $884,000
Net income                      381,000     348,000        232,000        823,000
Net income per share                .13         .12            .08            .27







                        PART I - FINANCIAL INFORMATION

                         Item 1. Financial Statements
                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                                BALANCE SHEETS
                          March 31, 1996 AND DECEMBER 31, 1995
                                 (Unaudited)
                 (Dollars in 000's except per share amounts)

                                              1996         1995
                                 ASSETS
Rental property:
  Land                                       $10,937      $10,937
  Buildings and improvements                  20,070       20,070
- ------------------------------------------------------------------

                                              31,007       31,007
Less: accumulated depreciation                 2,124        1,961
- ------------------------------------------------------------------

                                              28,883       29,046

Cash and cash equivalents                        866        1,349
Mortgage-backed securities, available          1,378        1,421
for sale
Deferred rent receivable                         229          247
Other assets                                     440          348
- ------------------------------------------------------------------

   Total assets                              $31,796      $32,411
==================================================================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Notes and bonds payable                       $4,721       $5,208
Tenants' deposits and other liabilities          234          193
Distributions payable                            429          429
Advance rents                                     46           53
- ------------------------------------------------------------------

   Total liabilities                           5,430        5,883
- ------------------------------------------------------------------

Stockholders' equity:

Common stock, Series A, without par
value.
 Stated value $10 per share;
50,000,000 shares                             27,010       27,010
 authorized; 3,013,713 shares issued
and
 outstanding in 1996 and 1995
Common stock, Series B, without par
value.
 Stated value $10 per share; 1,000,000
shares                                         1,242        1,242
 authorized; 124,240 shares issued and
 outstanding in 1996 and 1995
Unrealized loss on mortgage-backed              (56)         (53)
securities
Accumulated Distributions in excess of       (1,830)      (1,671)
net income
- ------------------------------------------------------------------

   Total stockholders' equity                 26,366       26,528
- ------------------------------------------------------------------

 Total liabilities and stockholders'         $31,796      $32,411
equity
==================================================================

                      See notes to financial statements.







                         Item 1. Financial Statements
                                 (continued)

                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                           STATEMENTS OF OPERATIONS
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                                 (Unaudited)

                 (Dollars in 000's except per share amounts)


                                                             1996       1995
Revenue:

  Rent                                                       $1,024     $1,045
  Interest                                                       36         31
  Dividends                                                       1          1
- -------------------------------------------------------------------------------

    Total revenue                                             1,061      1,077
- -------------------------------------------------------------------------------

Expenses:

  Interest                                                      113        120
  Depreciation and amortization                                 173        176
  Operating                                                     253        244
  Related party                                                  84         90
  Consolidation expense                                         118          -
  General and administrative                                     50         31
- -------------------------------------------------------------------------------

    Total expenses                                              791        661
- -------------------------------------------------------------------------------

Net income                                                     $270       $416
===============================================================================

Net income per share, based on shares
 outstanding of Series A common stock of 3,013,713
 and 3,013,775 in March 31, 1996 and 1995                      $.09       $.14
===============================================================================

Distributions per share, based on shares
 outstanding of Series A common stock of 3,013,713
 and 3,013,775 in March 31, 1996 and 1995                     $ .14       $.16
===============================================================================






                      See notes to financial statements.






                         Item 1. Financial Statements
                                  (continued)

                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996
                                  (Unaudited)

                              (Dollars in 000's)




                              Common Stock
                     Series A              Series B
                                                                            Accumulated
                                                           Unrealized     Distributions in
                                                          Gain/Loss on       Excess of
                    Shares   Amount     Shares    Amount   Securities        Net Income          Total
Balance,
 beginning
 of period       3,013,713  $27,010    124,240    $1,242           $(53)           $(1,671)    $26,528

Unrealized
 loss on
 mortgage-
 backed
 securities              -        -          -         -             (3)                  -        (3)

Net income               -        -          -         -               -                270        270

Distributions                                                                                    (429)
declared                 -        -          -         -               -              (429)
- -------------------------------------------------------------------------------------------------------

Balance,
 end of
 period          3,013,713  $27,010    124,240    $1,242           $(56)           $(1,830)    $26,366
=======================================================================================================















                      See notes to financial statements.






                      Item 1. Financial Statements
                              (continued)

               FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                        STATEMENTS OF CASH FLOWS
       FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                              (Unaudited)

                           (Dollars in 000's)

                                                     1996         1995

Cash flows from operating activities:

Net income                                             $270         $416
- -------------------------------------------------------------------------

Adjustments to reconcile net income
 to net cash  provided by operating
 activities:
  Depreciation and amortization                         173          176
  Decrease in deferred rent receivable                   18           14
  (Increase) decrease in other assets                 (102)           67
  Increase in tenants' deposits
   and other liabilities                                 41           78
  Decrease in advance rents                             (7)          (8)
- -------------------------------------------------------------------------

                                                        123          327

Net cash provided by operating activities               393          743
- -------------------------------------------------------------------------

Cash flows from investing activities:
  Disposition of mortgage-backed securities              40           22
  Improvements to rental property                         -         (61)
- -------------------------------------------------------------------------

Net cash provided by (used in)
 investing activities                                    40         (39)
- -------------------------------------------------------------------------

Cash flow from financing activities:
  Principal payment on notes
   and bonds payable                                  (487)          (6)
  Distributions paid                                  (429)        (490)
- -------------------------------------------------------------------------

Net cash used in financing activities                 (916)        (496)
- -------------------------------------------------------------------------

Net increase (decrease) in cash and
 cash equivalents                                     (483)          208

Cash and cash equivalents,
 beginning of period                                  1,349          804
- -------------------------------------------------------------------------

Cash and cash equivalents,
 end of period                                         $866       $1,012
=========================================================================



                   See notes to financial statements.







                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                        NOTES TO FINANCIAL STATEMENTS
                              MARCH 31, 1996


NOTE 1 - ORGANIZATION

Franklin Advantage Real Estate Income Fund (the "Company") is a California corporation formed on June 8, 1990 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1991. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

As of March 31, 1996, the Company has made two real estate investments. On January 2, 1992, the Company acquired its first property, the Fairway Center, an office building located in Brea, California. On November 1, 1994, the Company acquired the Carmel Mountain Gateway Plaza, a specialty retail center, located in San Diego, California. The Company has completed its property acquisition phase and no additional property acquisitions are currently anticipated.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary in the opinion of management, for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the Company's financial statements for the year ended December 31, 1995.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company has an agreement with Franklin Properties, Inc. (the "Advisor"), to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments. One half of the fee is subordinate to declared dividends to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined.

At March 31, 1996, cash equivalents included $92,000 invested in Franklin Money Fund which is an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $1,000 for the three month period ended March 31, 1996.






                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                        NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1996


NOTE 3 - RELATED PARTY TRANSACTIONS (Continued)

The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following, for those services rendered for the three month period ended March 31, 1996:

Advisory fees, charged to related party expense                   $34,000

Reimbursement for data processing, accounting and
 certain other expenses, charged to related party
 expense                                                           $4,000

Property management fees, charged to
 related party expense                                            $46,000


NOTE 4 - COMMON STOCK AND INCOME PER SHARE

Series A and Series B common stock have the same voting rights.
Distributions from sources other than cash from sale or refinancing of the Company's property, as defined, are to be paid in the following order of priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion to their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.


NOTE 5 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the three month period ended March 31, 1996, the Company paid interest of $113,000.


NOTE 6 - SUBSEQUENT EVENT

On May 7, 1996, the Company merged into Franklin Select Real Estate Income Fund ("Select") on the basis described in the Joint Proxy Statement/Prospectus dated November 13, 1995. Prior to the merger, the Company declared a final cash distribution in the amount of $.084 per share to shareholders of record on May 7, 1996, holding Series A common stock. Under the terms of the merger, as fully described in the Joint Proxy Statement/Prospectus dated November 13, 1995, each share of the Company's Series A and Series B common stock will be exchanged for 1.2 shares of Select Series A and Series B common stock, respectively. Because of the merger, this is the Company's final report.








                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:      May 21, 1996      FRANKLIN SELECT REAL ESTATE INCOME FUND



                              BY:   /s/ David P. Goss
                              David P. Goss
                              President